Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Data
Tiffany Louder – Investor Relations
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214-494-3811
shelley.whiddon@alliancedata.com
DSW, Inc. Christina Cheng 855-893-5691 investorrelations@dswinc.com

ALLIANCE DATA SIGNS NEW LONG-TERM AGREEMENT WITH
LEADING FOOTWEAR AND ACCESSORIES RETAILER DSW DESIGNER SHOE WAREHOUSE

New DSW Shoe Lover Visa Credit Card Program to Give DSW Customers
Meaningful Rewards on Everyday Spend and Accelerate Earning of Valuable Reward Certificates

DALLAS, April 3, 2014 -- Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Retail Services business, which manages more than 130 private label and co-brand credit programs, has signed a long-term agreement to provide co-brand credit card services for DSW Inc. (NYSE: DSW), utilizing Alliance Data’s extensive credit and loyalty marketing expertise. Columbus, Ohio-based DSW Inc. offers a wide selection of brand name and designer shoes and accessories for women, men and children. DSW delivers a distinctive shopping experience through www.dsw.com and 400 DSW Shoe Warehouse stores in 43 states, the District of Columbia and Puerto Rico and reported sales of approximately $2.4 billion for FY 2013.

The DSW Shoe Lover Visa will enable cardmembers to accelerate their earnings of DSW Rewards Certificates through the DSW Rewards program for purchases they make every day, such as groceries, gas, and dining. With 22 million active members, DSW Rewards is an award-winning loyalty program through which members earn certificates toward future DSW purchases and receive special member-only offers. The new complementary credit card program will help bolster sales and further engender loyalty among DSW’s passionate and savvy customer base.

“Alliance Data’s retail heritage and proven credit and marketing tools were key factors in our partnership decision,” said Kelly Cook, Executive Vice President and Chief Marketing Officer of DSW, Inc. “Working with Alliance Data, we’re confident we will deliver additional value to our Rewards customers through this new credit card program by offering more opportunities to accelerate the points they can earn and redeem at DSW. We look forward to collaborating with Alliance Data to develop this program as a driver of growth for our business.”

Alliance Data will work with DSW to enhance DSW Rewards program features that reward cardmembers, as well as leverage its loyalty and mobile marketing capabilities to further support one-to-one Shoe Lover engagement. In addition, DSW Shoe Lover Visa Signature® cardmembers will have access to all of Visa Signature’s benefits, including travel, entertainment and  sports discounts and experiences, as well as, travel protection.

“DSW is a respected retailer with a reputation for unparalleled customer service,” added Melisa Miller, president of Alliance Data Retail Services. “It’s a pleasure to work with DSW toward the goal of reinforcing brand loyalty through our marketing and data-driven expertise. We look forward to helping DSW achieve its sales and growth goals and believe this is the beginning of a long, results-driven partnership.”

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 130 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know more. Sell more.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted marketing expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

About DSW Inc.
DSW Inc. is a leading branded footwear, handbag and accessories retailer that offers a wide selection of brand name and designer fashion for women, men, and kids. As of March 27, DSW operates 400 stores in 43 states, the District of Columbia and Puerto Rico, and operates an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplies footwear to 351 leased locations in the United States under the Affiliated Business Group. For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and http://www.facebook.com/DSW.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.
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